                                  EXHIBIT 4.1
                                RIGHTS AGREEMENT
--------------------------------------------------------------------------------



                              CONVERGYS CORPORATION


                                       and



                              THE FIFTH THIRD BANK


                                  Rights Agent



                                RIGHTS AGREEMENT

                          Dated as of November 30, 1998


--------------------------------------------------------------------------------

                                TABLE OF CONTENTS



RIGHTS AGREEMENT..................................................................................................1

SECTION 1.     CERTAIN DEFINITIONS................................................................................1

SECTION 2.     APPOINTMENT OF RIGHTS AGENT........................................................................8

SECTION 3.     ISSUE OF RIGHT CERTIFICATES........................................................................8

SECTION 4.     FORM OF RIGHT CERTIFICATES........................................................................11

SECTION 5.     COUNTERSIGNATURE AND REGISTRATION.................................................................12

SECTION 6.     TRANSFER, SPLIT UP, COMBINATION AND EXCHANGE OF RIGHT CERTIFICATES; MUTILATED,
               DESTROYED, LOST OR STOLEN RIGHT CERTIFICATES......................................................13

SECTION 7.     EXERCISE OF RIGHTS; PURCHASE PRICE; EXPIRATION DATE OF RIGHTS.....................................15

SECTION 8.     CANCELLATION AND DESTRUCTION OF RIGHT CERTIFICATES................................................19

SECTION 9.     RESERVATION AND AVAILABILITY OF PREFERRED SHARES..................................................19

SECTION 10.    PREFERRED SHARES RECORD DATE......................................................................21

SECTION 11.    ADJUSTMENT OF PURCHASE PRICE, NUMBER OF SHARES OR NUMBER OF RIGHTS................................22

SECTION 12.    CERTIFICATE OF ADJUSTED PURCHASE PRICE OR NUMBER OF SHARES........................................36

SECTION 13.    CONSOLIDATION, MERGER OR SALE OR TRANSFER OF ASSETS OR EARNING POWER..............................37

SECTION 14.    FRACTIONAL RIGHTS AND FRACTIONAL SHARES...........................................................43

SECTION 15.    RIGHTS OF ACTION..................................................................................45

SECTION 16.    AGREEMENT OF RIGHTS HOLDERS.......................................................................46

SECTION 17.    RIGHT CERTIFICATE HOLDER NOT DEEMED A SHAREHOLDER.................................................47

SECTION 18.    CONCERNING THE RIGHTS AGENT.......................................................................47

SECTION 19.    MERGER OR CONSOLIDATION OR CHANGE OF NAME OF RIGHTS AGENT.........................................48

SECTION 20.    DUTIES OF RIGHTS AGENT............................................................................49

SECTION 21.    CHANGE OF RIGHTS AGENT............................................................................53

SECTION 22.    ISSUANCE OF NEW RIGHT CERTIFICATES................................................................54

SECTION 23.    REDEMPTION AND TERMINATION........................................................................55

SECTION 24.    EXCHANGE..........................................................................................56

SECTION 25.    NOTICE OF CERTAIN EVENTS..........................................................................57

SECTION 26.    NOTICES...........................................................................................59


SECTION 27.    SUPPLEMENTS AND AMENDMENTS........................................................................60

SECTION 28.    SUCCESSORS........................................................................................60

SECTION 29.    DETERMINATIONS AND ACTIONS BY THE BOARD OF DIRECTORS, ETC.........................................61

SECTION 30.    BENEFIT OF THIS AGREEMENT.........................................................................62

SECTION 31.    SEVERABILITY......................................................................................62

SECTION 32.    GOVERNING LAW.....................................................................................62

SECTION 33.    COUNTERPARTS......................................................................................62

SECTION 34.    DESCRIPTIVE HEADINGS..............................................................................62

EXHIBIT A         FORM OF CERTIFICATE OF AMENDMENTS TO AMENDED ARTICLES OF INCORPORATION OF
                  CONVERGYS CORPORATION.........................................................................A-i

EXHIBIT B         FORM OF RIGHTS CERTIFICATE....................................................................B-i

EXHIBIT C         SUMMARY OF RIGHTS TO PURCHASE PREFERRED SHARES................................................C-i

                                RIGHTS AGREEMENT

         Agreement, dated as of November 30, 1998, between Convergys Corporation, an Ohio corporation (the "Corporation"), and The Fifth Third Bank, an Ohio corporation (the "Rights Agent").

         The Board of Directors of the Corporation has authorized and declared a dividend of one Right on each Common Share (as hereinafter defined) of the Corporation outstanding at the close of business on December 1, 1998 (the "Record Date"), each right representing the right to purchase one one-hundredth (1/100) of a Series A Preferred Share, without par value, of the Corporation having the rights and preferences set forth in the Form of Certificate of Amendment to Amended Articles of Incorporation of Convergys Corporation attached hereto as Exhibit A, upon the terms and subject to the conditions herein set forth (the "Rights"), and has further authorized the issuance of one Right with respect to each Common Share of the Corporation that shall become outstanding between the Record Date and the earliest of the Distribution Date, the Expiration Date and the Final Expiration Date (as such terms are hereinafter defined), except as otherwise shall be provided herein.

         Accordingly, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

         Section 1. Certain Definitions. For purposes of this Agreement, the following terms have the meanings indicated:

         (a) "Acquiring Person" shall mean any Person (as hereinafter defined) who or which, together with all Affiliates and Associates (as such terms are hereinafter defined) of such Person, shall be the Beneficial Owner (as hereinafter defined) of 15% or more of the Common Shares of the Corporation then outstanding, but shall not include an Exempt Person (as such term is hereinafter defined); provided, however, that if the Board of Directors of the Corporation determines in good faith that a Person who would otherwise be an "Acquiring Person" has become such inadvertently (including, without limitation, because (i) such Person was unaware that it beneficially owned a percentage of Common Shares that would otherwise cause such Person to be an "Acquiring Person" or (ii) such Person was aware of the extent of its Beneficial Ownership of Common Shares but had no actual knowledge of the consequences of such Beneficial Ownership under this Rights Agreement) and without any intention of changing or influencing control of the Corporation, and such Person, as promptly as practicable after being advised of such determination divested or divests himself, herself or itself of Beneficial Ownership of a sufficient number of Common Shares so that such Person would no longer be an Acquiring Person, then such Person shall not be deemed to be or to have become an "Acquiring Person" for any purposes of this Agreement. Notwithstanding the foregoing, (i) if a Person would be deemed an Acquiring Person upon the adoption of this Agreement because of ownership of 15% or more but less than 20% of the Common Shares on such date, such Person will not be deemed an Acquiring Person for any purposes of this Agreement unless and until such Person acquires Beneficial Ownership of any additional Common Shares (other than pursuant to a dividend or distribution paid or made by the Corporation on the outstanding Common Shares in Common Shares or pursuant to a split or subdivision of the outstanding Common Shares), after the adoption of this Agreement unless upon the consummation of the acquisition of such additional Common Shares such Person does not own 15% or more of the Common Shares then outstanding, and (ii) no Person shall become an "Acquiring Person" as the result of an acquisition of Common Shares by the Corporation which, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such Person to 15% or more of the Common Shares then outstanding, provided, however, that if a Person shall become the Beneficial Owner of 15% or more of the Common Shares then outstanding by reason of such share acquisitions by the Corporation and thereafter become the Beneficial Owner of any additional Common Shares (other than pursuant to a dividend or distribution paid or made by the Corporation on the outstanding Common Shares in Common Shares or pursuant to a split or subdivision of the outstanding Common Shares), then such Person shall be deemed to be an "Acquiring Person" unless upon the consummation of the acquisition of such additional Common Shares such Person does not own 15% or more of the Common Shares then outstanding. For all purposes of this Agreement, any calculation of the number of Common Shares outstanding at any particular time, including for purposes of determining the particular percentage of such outstanding Common Shares of which any Person is the Beneficial Owner, shall be made in accordance with the last sentence of Rule 13d-3(d)(1)(i) of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as in effect on the date hereof.

         (b) "Act" shall mean the Securities Act of 1933.

         (c) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations (the "General Rules") promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as in effect on the date of this Agreement.

         (d) A Person shall be deemed the "Beneficial Owner" of, and shall be deemed to "beneficially own", any securities:

             (i) which such Person or any of such Person's Affiliates or Associates beneficially owns, directly or indirectly;

             (ii) which such Person or any of such Person's Affiliates or Associates has, directly or indirectly, (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (whether or not in writing), (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities), or upon the exercise of conversion rights, exchange rights, rights (other than these Rights at any time prior to the occurrence of a Triggering Event (as hereinafter defined) but thereafter including Rights acquired from and after the Distribution Date (as hereinafter defined) other than Rights acquired pursuant to Section 3(a), Section 11(i) and Section 22 hereof), warrants or options, or otherwise; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange; or (B) the right to vote or dispose of "beneficial ownership" (as determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Exchange Act, as in effect on the date of this Agreement) (including pursuant to any agreement, arrangement or understanding, whether or not in writing); provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, any security under this clause (B) as a result of an agreement, arrangement or understanding to vote such security if such agreement, arrangement or understanding (1) arises solely from a revocable proxy given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations of the Exchange Act, and (2) is not also then reportable by such Person on Schedule 13D under the Exchange Act (or any comparable or successor report); or

             (iii) which are beneficially owned, directly or indirectly, by any other Person (or any Affiliate or Associate thereof) with which such Person or any of such Person's Affiliates or Associates has any agreement, arrangement or understanding (whether or not in writing) for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described in the proviso to clause (B) of subparagraph (ii) of this paragraph (c)) or disposing of any securities of the Corporation.

         (e) "Business Day" shall mean any day other than a Saturday, Sunday, or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

         (f) "Close of business" on any given date shall mean 5:00 P.M., New York City time, on such date; provided, however, that if such date is not a Business Day it shall mean 5:00 P.M., New York City time, on the next succeeding Business Day.

         (g) "Common Shares" when used with reference to the Corporation shall mean the Common Shares, without par value, of the Corporation. "Common Shares" when used with reference to any Person other than the Corporation shall mean the capital stock of such Person with the greatest voting power (or, if such Person is a subsidiary of another Person, of the Person which ultimately controls such first-mentioned Person), or the equity securities or other equity interest having power to control or direct the management of such Person.

         (h) "Common Share Equivalents" shall have the meaning set forth in
Section 11(a)(iii) hereof.

         (i) "Current Per Share Market Price" shall have the meaning set forth in Section 11(d)(i) hereof.

         (j) "Current Value" shall have the meaning set forth in Section 11(a)(iii) hereof.

         (k) "Distribution Date" shall have the meaning set forth in Section 3(a) hereof.

         (l) "equivalent preferred shares" shall have the meaning set forth in
Section 11(b) hereof.

         (m) "Exchange Act" shall have the meaning set forth in Section 1(d) hereof.

         (n) "Exempt Person" shall mean the Corporation, any Subsidiary (as such term is hereinafter defined) of the Corporation, in each case including, without limitation, in its fiduciary capacity, or, any employee benefit plan of the Corporation or of any Subsidiary of the Corporation, or any entity or trustee holding Common Shares for or pursuant to the terms of any such plan or for the purpose of funding any such plan or funding other employee benefits for employees of the Corporation or of any Subsidiary of the Corporation, or Cincinnati Bell Inc. on or before December 31, 1998.

         (o) "Expiration Date" shall have the meaning set forth in Section 7(a) hereof.

         (p) "Final Expiration Date" shall mean the close of business on December 1, 2008.

         (q) "Person" shall mean any individual, firm, corporation, partnership or other entity and shall include any successor (by merger or otherwise) of such entity.

         (r) "Preferred Shares" shall mean Series A Preferred Shares, without par value, of the Corporation.

         (s) "Principal Party" shall have the meaning set forth in Section 13(b) hereof.

         (t) "Purchase Price" shall have the meaning set forth in Section 4(a) hereof.

         (u) "Record Date" shall have the meaning set forth in the second paragraph of this Agreement.

         (v) "Redemption Price" shall have the meaning set forth in section 23(a) hereof.

         (w) "Rights" shall have the meaning set forth in the second paragraph of this Agreement.

         (x) "Rights Certificates" shall have the meaning set forth in Section 3 hereof.

         (y) "Section 11(a)(ii) Event" shall mean the event described in Section 11(a)(ii) hereof.

         (z) "Section 11(a)(ii) Trigger Date" shall have the meaning set forth in section 11(a)(iii) hereof.

         (aa) "Section 13 Event" shall mean any event described in Clause (i),
(ii) or (iii) of Section 13(a) hereof.

         (bb) "Shares Acquisition Date" shall mean the first date of public announcement (which, for purposes of this definition shall include, without limitation, a report filed pursuant to Section 13(d) promulgated under the Exchange Act) by the Corporation or by an Acquiring Person that an Acquiring Person has become such or such earlier date as a majority of the Board of Directors shall become aware of the existence of an Acquiring Person.

         (cc) "Spread" shall have the meaning set forth in Section 11(a)(iii) hereof.

         (dd) "Subsidiary" shall mean, with reference to any Person, any corporation of which securities or other ownership interests having ordinary voting power sufficient to elect a majority of the board of directors or other persons performing similar functions are beneficially owned, directly or indirectly, by such Person, and any corporation or other entity that is otherwise controlled by such Person.

         (ee) "Substitution Period" shall have the meaning set forth in Section 11(a)(iii) hereof.

         (ff) "Trading Day" shall have the meaning set forth in Section 11(d)(i) hereof.

         (gg) "Triggering Event" shall mean any Section 11(a)(ii) Event or any
Section 13 Event.

         Any determination required by the definitions contained in this Section shall be made by the Board of Directors of the Corporation in their good faith judgment, which determination shall be final and binding on the Rights Agent.

         Section 2. Appointment of Rights Agent. The Corporation hereby appoints the Rights Agent to act as agent for the Corporation in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Corporation may from time to time appoint such Co-Rights Agents as it may deem necessary or desirable.

         Section 3. Issue of Right Certificates. (a) Until the earlier of (i) the close of business on the tenth Business Day after the Shares Acquisition Date, or (ii) the close of business on the tenth Business Day after the date of the commencement of, or first public announcement of the intent to commence, a tender or exchange offer by any Person (other than an Exempt Person) if upon consummation thereof, any such Person other than an Exempt Person would be the Beneficial Owner of 15% or more of the Common Shares then outstanding (the earlier of such dates, including any such date which is after the date of this Agreement and prior to the issuance of the Rights, being herein referred to as the "Distribution Date"): (x) the Rights will be evidenced (subject to the provisions of paragraph (b) of this Section 3) by the certificates for Common Shares registered in the names of the holders thereof (which certificates for Common Shares shall be deemed also to be Right Certificates) and not by separate Right Certificates, and (y) the Rights will be transferable only in connection with the transfer of the underlying Common Shares (including a transfer to the Corporation). As soon as practicable after the Distribution Date, the Corporation will prepare and execute and the Rights Agent will countersign, and the Rights Agent, if requested by the Corporation, will send, by first-class, insured, postage prepaid mail, or, if requested by or on behalf of a holder, shall otherwise deliver, to each record holder of Common Shares as of the close of business on the Distribution Date, at the address of such holder shown on the records of the Corporation, one or more Right Certificates, in substantially the form of Exhibit B hereto (the "Right Certificates"), evidencing one Right for each Common Share so held, subject to adjustment. In the event that an adjustment in the number of Rights per Common Share has been made pursuant to Section 11(p) hereof, at the time of distribution the Corporation shall make the necessary and appropriate rounding adjustments (in accordance with Section 14(a) hereof) so that Right Certificates evidencing only whole numbers of Rights are distributed and cash is paid in lieu of fractional Rights. As of and after the Distribution Date, the Rights will be evidenced solely by such Right Certificates.

         (b) As promptly as practicable following the Record Date, the Corporation will send a copy of a Summary of Rights to Purchase Preferred Shares, in substantially the form attached hereto as Exhibit C (the "Summary of Rights"), by first-class, postage prepaid mail, to each record holder of Common Shares as of the close of business on the Record Date, at the address of such holder shown on the records of the Corporation. With respect to certificates for Common

Shares outstanding as of the Record Date until the Distribution Date, the Rights will be evidenced by such certificates for Common Shares registered in the names of the holders thereof, and the registered holders of the Common Shares shall also be the registered holders of the associated Rights. Until the Distribution Date (or the earlier Expiration Date or Final Expiration Date), the transfer of any certificate for Common Shares in respect of which Rights have been issued shall also constitute the transfer of the Rights associated with the Common Shares represented thereby.

         (c) Rights shall be issued in respect of all Common Shares that shall become outstanding after the Record Date but prior to the earliest of the Distribution Date or the Expiration Date or the Final Expiration Date, except as otherwise provided in Section 11(p). Certificates representing such Common Shares (and certificates delivered pursuant to Sections 6 and 7(d)) shall also be deemed to be Right Certificates, and shall have impressed on, printed on, written on or otherwise affixed to them the following legend:

            This certificate also evidences and entitles the holder hereof to certain Rights as set forth in a Rights Agreement between Convergys Corporation and The Fifth Third Bank, as Rights Agent, dated as of November 30, 1998 as the same may be amended from time to time (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of Convergys Corporation and available for inspection by the holder of this certificate. Under certain circumstances set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. Convergys Corporation will mail to the holder of this certificate a copy of the Rights Agreement without charge within five days after receipt of a written request therefor. Under certain circumstances set forth in the Rights Agreement, Rights issued to, or held by, any Person who is, was or becomes an Acquiring Person or any Affiliate or Associate thereof (as such terms are defined in the Rights Agreement) and any subsequent holder of such Rights may become null and void. In no event may the Rights be exercised after December 1, 2008.

         With respect to such certificates containing the foregoing legend, until the Distribution Date (or the earlier Expiration or Final Expiration
Date), the Rights associated with the Common Shares represented by such certificates shall be evidenced by such certificates alone and registered holders of Common Shares shall also be the registered holders of the associated Rights, and the transfer of any such certificate shall also constitute the transfer of the Rights associated with the Common Shares represented thereby. In the event that the Corporation purchases or otherwise acquires any Common Shares after the Record Date but prior to the Distribution Date, any Rights associated with such Common Shares shall be deemed cancelled and retired so that the Corporation shall not be entitled to exercise any Rights associated with the Common Shares which are no longer outstanding.

         Notwithstanding this paragraph (c), the omission of a legend shall not affect the enforceability of any part of this Agreement or the rights of any holder of the Rights.

         Section 4. Form of Right Certificates. (a) The Right Certificates (and the forms of election to purchase shares and of assignment to be printed on the reverse thereof) shall be substantially in the form set forth as Exhibit B hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Corporation may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed, or to conform to usage. Subject to the provisions of Section 11 and Section 22 hereof, the Right Certificates, whenever issued, shall be dated as of the Distribution Date, and on their face shall entitle the holders thereof to purchase such number of Preferred Shares as shall be set forth therein at the price per share set forth therein (the "Purchase Price"), but in any event the amount and type of securities purchasable upon the exercise of each Right and the Purchase Price thereof shall be subject to adjustment as provided herein.

         (b) Any Right Certificate issued pursuant to Section 3(a) or Section 22 hereof that represents Rights beneficially owned by: (i) an Acquiring Person or any Associate or Affiliate of an Acquiring Person, (ii) a transferee of an Acquiring Person (or such Associate or Affiliate) who becomes a transferee after the Acquiring Person becomes such, or (iii) a transferee of an Acquiring Person (or such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person to holders of equity interests in such Acquiring Person or to any Person with whom the Acquiring Person has any continuing agreement, arrangement or understanding regarding the transferred Rights or (B) a transfer which is part of a plan, arrangement or understanding which has as a primary purpose or effect avoidance of Section 7(e) hereof, and any Right Certificate issued pursuant to Section 6 or Section 11 hereof upon transfer, exchange, replacement or adjustment of any other Right Certificate referred to in this sentence, shall contain (to the extent feasible and otherwise reasonably identifiable as such) the following legend:

            The Rights represented by this Right Certificate are or were beneficially owned by a Person who was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined in the Rights Agreement). Accordingly, this Right Certificate and the Rights represented hereby may become void in the circumstances specified in Section 7(e) of such Agreement.

         Section 5. Countersignature and Registration. The Right Certificates shall be executed on behalf of the Corporation by its Chairman of the Board, President or any Vice

President, either manually or by facsimile signature, and have affixed thereto the Corporation's seal or a facsimile thereof which shall be attested by the Secretary or an Assistant Secretary of the Corporation, either manually or by facsimile signature. The Right Certificates shall be manually countersigned by the Rights Agent and shall not be valid for any purpose unless so countersigned. In case any officer of the Corporation who shall have signed any of the Right Certificates shall cease to be such officer of the Corporation before countersignature by the Rights Agent and issuance and delivery by the Corporation, such Right Certificates nevertheless may be countersigned by the Rights Agent, and issued and delivered by the Corporation, with the same force and effect as though the person who signed such Right Certificates had not ceased to be such officer of the Corporation; and any Right Certificate may be signed on behalf of the Corporation by any person who, at the actual date of the execution of such Right Certificate, shall be a proper officer of the Corporation to sign such Right Certificate, although at the date of the execution of this Rights Agreement any such person was not such an officer.

         Following the Distribution Date, the Rights Agent will keep or cause to be kept, at one of its offices in the United States, books for registration and transfer of the Right Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Right Certificates, the number of Rights evidenced on its face by each of the Right Certificates, the Right Certificate number and the date of each of the Right Certificates.

         Section 6. Transfer, Split Up, Combination and Exchange of Right Certificates; Mutilated, Destroyed, Lost or Stolen Right Certificates. Subject to the provisions of Sections 4(b), 7(e) and 14 hereof, at any time after the close of business on the Distribution Date, and at or prior to the close of business on the earlier of the Expiration Date or the Final Expiration

Date, any Right Certificate or Right Certificates may be transferred, split up, combined or exchanged for another Right Certificate or Right Certificates, entitling the registered holder to purchase a like number of Preferred Shares (or, following a Triggering Event, Common Shares, other securities or property, as the case may be) as the Right Certificate or Right Certificates surrendered then entitled such holder (or former holder in case of a transfer) to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Right Certificate shall make such request in writing delivered to the Rights Agent, and shall surrender the Right Certificate or Right Certificates to be transferred, split up, combined or exchanged at the principal office of the Rights Agent. Neither the Rights Agent nor the Corporation shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Right Certificate until the registered holder shall have completed and signed the certificate contained in the form of assignment on the reverse side of such Right Certificate and the Corporation shall have been provided with such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Corporation shall reasonably request. Thereupon the Rights Agent shall, subject to Sections 4(b),
Section 7(e) and Section 14 hereof, countersign and deliver to the Person entitled thereto a Right Certificate or Right Certificates, as the case may be, as so requested. The Corporation may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Right Certificates.

         Subject to the provisions of Section 7(e) hereof, at any time after the Distribution Date and prior to the close of business on the earlier of the Redemption Date or the Final Expiration Date, upon receipt by the Corporation and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Right Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and, at the Corporation's request, reimbursement to the Corporation and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Right Certificate if mutilated, the Corporation will make and deliver a new Right Certificate of like tenor to the Rights Agent for countersignature and delivery to the registered owner in lieu of the Right Certificate so lost, stolen, destroyed or mutilated.

         Section 7. Exercise of Rights; Purchase Price; Expiration Date of Rights. (a) Subject to Section 7(e) hereof, the registered holder of any Right Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein) in whole or in part at any time after the Distribution Date upon surrender of the Right Certificate, with the form of election to purchase and the certificate on the reverse side thereof duly executed, to the Rights Agent at the office of the Rights Agent designated for such purposes, together with payment of the Purchase Price with respect to each surrendered Right for the total number of shares (or other securities or property, as the case may be) as to which such surrendered Rights are exercisable, at or prior to the earlier of (i) the Final Expiration Date; (ii) the time at which the Rights are redeemed as provided in Section 23 (such earlier time being herein referred to as the "Expiration Date"); or (iii) the time at which such Rights are exchanged as provided in Section 24 hereof. At the close of business on the Final Expiration Date, the Rights shall become null and void.

         (b) The "Purchase Price" for each one one-hundredth of a Preferred Share pursuant to the exercise of a Right shall initially be $70, shall be subject to adjustment from time to time as provided in Sections 11 and 13 hereof and shall be payable in lawful money of the United States of America in accordance with paragraph (c) below.

         (c) Upon receipt of a Right Certificate representing exercisable Rights, with the form of election to purchase and the certificate duly executed, accompanied by payment, with respect to each Right (in cash, or by certified bank check or money order payable to the order of the Corporation) of the Purchase Price for the shares (or other securities or property, as the case may be) to be purchased and an amount equal to any applicable transfer tax, the Rights Agent shall thereupon promptly (i) (A) requisition from the Corporation or any transfer agent of the Preferred Shares (or make available, if the Rights Agent is the transfer agent) certificates for the number of Preferred Shares to be purchased and the Corporation will comply and hereby authorizes its transfer agent to comply with all such requests, or (B) if the Corporation shall have elected to deposit the Preferred Shares issuable upon exercise of the Rights hereunder with a depositary agent, requisition from the depositary agent depositary receipts representing such number of one one-hundredths of a Preferred Share as are to be purchased (in which case certificates for the Preferred Shares represented by such receipts shall be deposited by the transfer agent with the depositary agent) and the Corporation hereby directs the depositary agent to comply with such request, (ii) when appropriate, requisition from the Corporation the amount of cash to be paid in lieu of issuance of fractional shares in accordance with Section 14, (iii) promptly after receipt of such certificates or depositary receipts, cause the same to be delivered to or upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder and (iv) when appropriate, after receipt thereof, promptly deliver such cash to or upon the order of the registered holder of such Right Certificate.

In the event that the Corporation is obligated to issue other securities (including Common Shares) of the Corporation, pay cash and/or distribute other property pursuant to Section 11(a) hereof, the Corporation will make all arrangements necessary so that such other securities, cash and/or property are available for distribution by (or on behalf of) the Rights Agent, if and when appropriate.

         (d) In case the registered holder of any Right Certificate shall exercise less than all the Rights evidenced thereby, a new Right Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent and delivered to the registered holder of such Right Certificate or to his duly authorized assigns, subject to the provisions of
Section 14 hereof.

         (e) Notwithstanding anything in this Agreement to the contrary, from and after the occurrence of a Triggering Event, any Rights beneficially owned by
(a) an Acquiring Person, or an Associate or Affiliate of an Acquiring Person,
(b) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee after the Acquiring Person becomes such, or (c) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either (i) a transfer (whether or not for consideration) from the Acquiring Person (or from any such Associate or Affiliate) to holders of equity interests in such Acquiring Person (or in any such Associate or Affiliate) or to any Person with whom the Acquiring Person (or any such Associate or Affiliate) has any continuing agreement, arrangement or understanding regarding the transferred Rights or (ii) a transfer which the Board of Directors otherwise concludes in good faith (whether before or after such transfer) is part of a plan, arrangement or understanding which has as a primary purpose or effect the avoidance of this Section 7(e), and subsequent transferees of such Persons, shall become null and void without any further action, and any holder of such Rights shall thereupon have no rights whatsoever with respect to such Rights, whether under any provision of this Agreement or otherwise, from and after the occurrence of a Triggering Event. The Corporation shall use all reasonable efforts to insure that the provisions of this Section 7(e) and Section 4(b) hereof are complied with, but shall have no liability to any holder of Rights or other Person for the inability to make any determinations with respect to an Acquiring Person or their Affiliates, Associates or transferees hereunder. No Right Certificate shall be issued pursuant to Section 3 or Section 6 hereof that represents Rights that are or have become void pursuant to the provisions of this paragraph, and any Right Certificate delivered to the Rights Agent that represents Rights that are or have become void pursuant to the provisions of this paragraph shall be cancelled. The Corporation will inform the Rights Agent of any rights that are of have become void pursuant to the provisions of this paragraph.

         (f) Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Corporation shall be obligated to undertake any action with respect to a registered holder upon the occurrence of any purported transfer or exercise as set forth in Section 6 or in this Section 7 unless the certificate contained in the form of assignment or election to purchase set forth on the reverse side of the Right Certificate surrendered for such transfer or exercise shall have been completed and signed by the registered holder thereof and the Corporation shall have been provided with such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Corporation shall reasonably request.

         Section 8. Cancellation and Destruction of Right Certificates. All Right Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Corporation or to any of its agents, be delivered to the Rights Agent for cancellation or in cancelled form, or, if surrendered to the Rights Agent, shall be cancelled by it, and no Right Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Rights Agreement. The Corporation shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Right Certificate purchased or acquired by the Corporation otherwise than upon the exercise thereof. The Rights Agent shall deliver all cancelled Right Certificates to the Corporation, or shall, at the written request of the Corporation, destroy such cancelled Right Certificates and deliver a certificate of destruction thereof to the Corporation.

         Section 9. Reservation and Availability of Preferred Shares. The Corporation covenants and agrees that it will cause to be reserved and kept available out of its authorized and unissued Preferred Shares (and, following the occurrence of a Triggering Event, Common Shares and/or other securities) or any authorized and issued Preferred Shares (and, following the occurrence of a Triggering Event, Common Shares and/or other securities) held in its treasury, the number of Preferred Shares (and, following the occurrence of a Triggering Event, Common Shares and/or other securities) that will be sufficient (in accordance with the terms of this Agreement, including Section 11(a)(iii) hereof) to permit the exercise in full of all outstanding Rights.

         So long as the Preferred Shares (and, following the occurrence of a Triggering Event, Common Shares and/or other securities) issuable upon the exercise of Rights may be listed on any national securities exchange or quotation system, the Corporation shall use its best efforts to cause, from and after such time as the Rights become exercisable, all shares reserved for such issuance to be listed on such exchange or quotation system upon official notice of issuance in connection with such exercise.

         The Corporation shall use its best efforts to (i) file, as soon as practicable following the first occurrence of a Triggering Event, a registration statement under the Securities Act of 1933 (the "Act"), with respect to the securities purchasable upon exercise of the Rights on an appropriate form, (ii) cause such registration statement to become effective as soon as practicable after such filing, and (iii) cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Act) until the date of the expiration of the Rights. The Corporation will also take such action as may be appropriate under the blue sky laws of the various states. The Corporation may temporarily suspend, for a period of time not to exceed ninety (90) days, the exercisability of the Rights in order to prepare and file such registration statement or in order to comply with such blue sky laws. Upon any such suspension, the Corporation shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. Notwithstanding any provision of this Agreement to the contrary, the Rights shall not be exercisable in any jurisdiction, unless the requisite qualification in such jurisdiction shall have been obtained and until a registration statement has been declared effective.

         The Corporation covenants and agrees that it will take all such action as may be necessary to ensure that all Preferred Shares (and, following the occurrence of a Triggering Event, Common Shares and/or other securities) delivered upon exercise of Rights shall, at the time of delivery of the certificates for such shares (subject to payment of the Purchase Price), be duly and validly authorized and issued and fully paid and nonassessable shares.

         The Corporation further covenants and agrees that it will pay when due and payable any and all federal and state transfer taxes and charges which may be payable in respect of the issuance or delivery of the Right Certificates or of any Preferred Shares (and, following the occurrence of a Triggering Event, Common Shares and/or other securities) upon the exercise of Rights. The Corporation shall not, however, be required to pay any transfer tax which may be payable in respect of any transfer or delivery of Right Certificates to a person other than, or the issuance or delivery of certificates for the Preferred Shares (and, following the occurrence of a Triggering Event, Common Shares and/or other securities) in a name other than that of, the registered holder of the Right Certificate evidencing Rights surrendered for exercise, or to issue or deliver any certificates for Preferred Shares (and, following the occurrence of a Triggering Event, Common Shares and/or other securities) upon the exercise of any Rights until any such tax shall have been paid (any such tax being payable by the holder of such Right Certificate at the time of surrender) or until it has been established to the Corporation's satisfaction that no such tax is due.

         Section 10. Preferred Shares Record Date. Each person in whose name any certificate for Preferred Shares (or Common Shares and/or other securities, as the case may be) is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the Preferred Shares (or Common Shares and/or other securities, as the case may be) represented thereby on, and such certificate shall be dated, the date upon which the Right Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and any applicable transfer taxes) was made; provided, however, that if the date of such surrender and payment is a date upon which the Preferred Shares (or Common Shares and/or other securities, as the case may be) transfer books of the Corporation are closed, such person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the next succeeding Business Day on which the Preferred Shares (or Common Shares and/or other securities, as the case may be) transfer books of the Corporation are open. Prior to the exercise of the Rights evidenced thereby, the holder of a Right Certificate shall not be entitled to any rights of a shareholder of the Corporation with respect to shares for which the Rights shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Corporation, except as provided herein.

         Section 11. Adjustment of Purchase Price, Number of Shares or Number of Rights. The Purchase Price, the number and kind of shares covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

         (a) (i) In the event the Corporation shall at any time after the date of this Agreement (A) declare a dividend on the Preferred Shares payable in Preferred Shares, (B) subdivide the outstanding Preferred Shares, (C) combine the outstanding Preferred Shares into a smaller number of shares or (D) issue any shares of its capital stock in a reclassification of the Preferred Shares (including any such reclassification in connection with a consolidation or merger in which the Corporation is the continuing or surviving corporation), except as otherwise provided in this Section 11(a) and Section 7(e) hereof, the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and kind of shares of capital stock issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive the aggregate number and kind of shares of capital stock which, if such Right had been exercised immediately prior to such date and at a time when the Preferred Shares transfer books of the Corporation were open, he would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification; provided however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Corporation issuable upon exercise of one Right. If an event occurs which would require an adjustment under both Section 11(a)(i) and
Section 11(a)(ii), the adjustment provided for in this Section 11(a)(i) shall be in addition to, and shall be made prior to, any adjustment required by Section 11(a)(ii).

             (ii) Subject to Section 24 of this Agreement, in the event any Person becomes an Acquiring Person then, promptly following the first occurrence of such Section 11(a)(ii) Event, proper provision shall be made so that each holder of a Right (except as provided below and in Section 7(e) hereof) shall hereafter have the right to receive, upon exercise thereof at the then-current Purchase Price in accordance with the terms of this Agreement, in lieu of a number of one one-hundredths of a Preferred Share, such number of Common Shares of the Corporation as shall equal the result obtained by (x) multiplying the then-current Purchase Price by the then-number of one one-hundredths of a Preferred Share for which a Right was exercisable immediately prior to the first occurrence of a Section 11(a)(ii) Event, and (y) dividing that product (which, following such first occurrence shall thereafter be referred to as the "Purchase Price" for each Right and for all purposes of this Agreement) by 50% of the current per share market price (determined pursuant to Section 11(d) hereof) of the Common Shares on the date of such first occurrence (such number of shares, the "Adjustment Shares"); provided, however, that the Purchase Price and the number of Common Shares so receivable upon exercise of a Right shall thereafter be subject to further adjustment as appropriate in accordance with Section 11(f) hereof.

             (iii) The Corporation may at its option (evidenced by a certified resolution of the Corporation's Board of Directors delivered to the Rights Agent) substitute for a Common Share issuable upon the exercise of Rights in accordance with the foregoing subparagraph (ii) such number of fractions of Preferred Shares having an aggregate current market value equal to the current per share market price of a Common Share. In the event that the number of Common Shares which are authorized by the Corporation's Articles of Incorporation but not outstanding or reserved for issuance for purposes other than upon exercise of the Rights are not sufficient to permit the exercise in full of the Rights in accordance with the foregoing subparagraph (ii) of this Section 11(a), the Corporation shall to the extent permitted by applicable law and any material agreement then in effect to which the Corporation is a party: (A) determine the excess of (1) the value of the Adjustment Shares issuable upon the exercise of a Right (the "Current Value") over (2) the Purchase Price (such excess, the "Spread"), and (B) with respect to each Right, (other than Rights which have become void pursuant to Section 7(e)) make adequate provision to substitute for the Adjustment Shares, upon payment of the applicable Purchase Price, (1) cash,
(2) a reduction in the Purchase Price, (3) Common Shares or other equity securities of the Corporation (including, without limitation, preferred shares which the Board of Directors of the Corporation has deemed to have the same value as Common Shares (such preferred shares,

"common share equivalents")), (4) debt securities of the Corporation, (5) other assets, or (6) any combination of the foregoing, having an aggregate value equal to the Current Value (less the amount of any reduction in the Purchase Price), where such aggregate value has been determined by the Board of Directors of the Corporation based upon the advice of one or more investment or financial advisors selected by the Board of Directors of the Corporation; provided, however, if the Corporation shall not have made adequate provisions to deliver value pursuant to clause (B) above within thirty (30) days following the first occurrence of a Section 11(a)(ii) Event (the "Section 11(a)(ii) Trigger Date"), then the Corporation shall be obligated to deliver, to the extent permitted by applicable law and any material agreement then in effect to which the Corporation is a party, upon the surrender for exercise of a Right and without requiring payment of the Purchase Price, Common Shares (to the extent available) and then, if necessary, such number of Preferred Shares or fractions of Preferred Shares (to the extent available) and then, if necessary, cash, which shares and/or cash have an aggregate value equal to the Spread. If the Board of Directors of the Corporation shall determine in good faith that it is likely that sufficient additional Common Shares could be authorized for issuance upon exercise in full of the Rights, the thirty (30) day period set forth above may be extended to the extent necessary, but not more than ninety (90) days after the Section 11(a)(ii) Trigger Date, in order that the Corporation may seek shareholder approval for the authorization of such additional shares (such period, as it may be extended, the "Substitution Period"). To the extent that the Corporation determines that some action need be taken pursuant to the second and/or third sentences of this Section 11(a)(iii), the Corporation (x) shall provide, subject to Section 7(e) hereof, that such action shall apply uniformly to all outstanding Rights, and (y) may suspend the exercisability of the Rights until the expiration of the

Substitution Period in order to seek any authorization of additional shares and/or to decide the appropriate form of distribution to be made pursuant to such second sentence and to determine the value thereof. In the event of any such suspension, the Corporation shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. For purposes of this Section 11(a)(iii), the value of the Common Shares shall be the current per share market price (as determined pursuant to Section 11(d) hereof) of the Common Shares on the Section 11(a)(ii) Trigger Date and the value of any "common share equivalents" shall be deemed to have the same value as the Common Shares on such date.

             (iv) In lieu of issuing Common Shares in accordance with subparagraph (ii) of this Section 11(a), the Corporation may with respect to each Right, if a majority of members of the Board of Directors determines that such action is in the best interests of the Corporation and not contrary to the interests of the holders of Rights, make adequate provision to substitute for the Adjustment Shares, (x) upon the surrender for exercise of a Right and payment of the applicable Purchase Price, (1) cash, (2) a reduction in Purchase Price, (3) Common Shares, or other equity securities of the Corporation (including without limitation common share equivalents), (4) debt securities of the Corporation, (5) other assets or (6) any combination of the foregoing having an aggregate value equal to the Current Value where such aggregate value has been determined by the Board of Directors of the Corporation based upon the advice of one or more investment or financial advisers selected by the Board of Directors of the Corporation or (y) upon the surrender for exercise of a Right and without requiring payment of the Purchase Price, (1) cash, (2) Common Shares or other equity securities of the Corporation (including, without limitation, common share equivalents), (3) debt securities of the Corporation, (4) other assets or (5) any combination of the foregoing, having an aggregate value equal to the Spread where such aggregate value has been determined by the Board of Directors of the Corporation based upon the advice of one or more investment or financial advisors selected by the Board of Directors of the Corporation.

         (b) In the event the Corporation shall fix a record date for the issuance of rights, options or warrants to all holders of Preferred Shares entitling them (for a period expiring within 45 calendar days after such record date) to subscribe for or purchase Preferred Shares (or shares having the same rights, privileges and preferences as the Preferred Shares ("equivalent preferred shares")) or securities convertible into Preferred Shares or equivalent preferred shares at a price per Preferred Share or equivalent preferred share (or having a conversion price per share, if a security convertible into Preferred Shares or equivalent preferred shares) less than the current per share market price of the Preferred Shares (as defined in Section 11(d)) on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of Preferred Shares outstanding on such record date plus the number of Preferred Shares which the aggregate offering price of the total number of Preferred Shares and/or equivalent preferred shares so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such current market price, and the denominator of which shall be the number of Preferred Shares outstanding on such record date plus the number of additional Preferred Shares and/or equivalent preferred shares to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible) provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Corporation issuable upon exercise of one Right. In case such subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors of the Corporation, whose determination shall be described in a statement filed with the Rights Agent (and shall be binding on the Rights Agent and the holders of the Rights). Preferred Shares owned by or held for the account of the Corporation shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such rights or warrants are not so issued, the Purchase Price shall again be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

         (c) In the event the Corporation shall fix a record date for the making of a distribution to all holders of the Preferred Shares (including any such distribution made in connection with a consolidation or merger in which the Corporation is the continuing or surviving corporation) of evidences of indebtedness or assets (other than a regular periodic cash dividend out of the earnings or the retained earnings of the Corporation or a dividend payable in Preferred Shares) or subscription rights or warrants (excluding those referred to in Section 11(b)), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the current per share market price of the Preferred Shares (as defined in Section 11(d)) on such record date, less the fair market value (as determined in good faith by the Board of Directors of the Corporation, whose determination shall be described in a statement filed with the Rights Agent) of the portion of the assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to one Preferred Share, and the denominator of which shall be such current per share market price of the Preferred Shares provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Corporation to be issued upon exercise of one Right. Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Purchase Price shall again be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

         (d) (i) For the purpose of any computation hereunder, other than computations made pursuant to Section 11(a)(iii) and Section 11(a)(iv) hereof, the "current per share market price" of the Preferred Shares on any date shall be deemed to be the average of the daily closing prices per share of such Preferred Shares for the 30 consecutive Trading Days (as such term is hereinafter defined) immediately prior to such date; provided, however, that in the event that the current per share market price of the Preferred Shares is determined during a period following the announcement by the issuer of such Preferred Shares of (A) a dividend or distribution on such Preferred Shares payable in such Preferred Shares or securities convertible into such Preferred Shares (other than the Rights), or (B) any subdivision, combination or reclassification of such Preferred Shares, and prior to the expiration of the requisite 30 Trading Day period after the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, then, and in each such case, the "current per share market price" shall be appropriately adjusted to take into account ex-dividend trading. The closing price for each Trading Day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Preferred Shares are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Preferred Shares are listed or admitted to trading or, if the Preferred Shares are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ") or such other system then in use, or, if on any such date the Preferred Shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Preferred Shares selected by the Board of Directors of the Corporation. The term "Trading Day" shall mean a day on which the principal national securities exchange on which the Preferred Shares are listed or admitted to trading is open for the transaction of business or, if the Preferred Shares are not listed or admitted to trading on any national securities exchange, a Business Day. If the current per share market price of the Preferred Shares on any date cannot be determined in the manner provided above, the "current per share market price" of the Preferred Shares shall be conclusively deemed to be an amount equal to one hundred (as such number may be appropriately adjusted for such events as stock splits, stock dividends and recapitalizations with respect to the Common Shares occurring after the date of this Agreement) multiplied by the current per share market price of the Common Shares. If neither the Common Shares nor the Preferred Shares is publicly held or so listed or traded, "current per share market price" shall mean the fair value per share as determined in good faith by the Board of Directors of the Corporation, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes.

             (ii) For the purpose of any computation hereunder, other than computations made pursuant to Section 11(a)(iii) and Section 11(a)(iv) hereof, the "current per share market price" of the Common Shares shall be determined in the same manner set forth above for Preferred Shares in clause (i) of this
Section 11(d), provided, however, for the purpose of any computation in Section 11(a)(iii) and Section 11(a)(iv) hereof, the "current per share market price" of the Common Shares on any date shall be deemed to be the average of the daily closing prices per Common Share for ten consecutive Trading Days immediately following such date and the reference to the "30 Trading Day period" in Section 11(d)(i)(B) shall be the "ten Trading Day period."

         (e) Anything herein to the contrary notwithstanding, no adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least 1% in such Purchase Price; provided, however, that any adjustments which by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest ten-thousandth of a Common Share or other share or one-ten-thousandth of a Preferred Share, as the case may be. Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three years from the date of the transaction which requires such adjustment or (ii) the Expiration Date.

         (f) If as a result of an adjustment made pursuant to Section 11 or
Section 13 hereof, the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock other than Preferred Shares, thereafter the number of such other shares so receivable upon exercise of any Right and the Purchase Price thereof shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Preferred Shares contained in Section 11(a), (b),
(c), (e), (g), (h), (i), (j), (k) and (m) and the provisions of Sections 7, 9, 10, 13 and 14 hereof with respect to the Preferred Shares shall apply on like terms to any such other shares.

         (g) All Rights originally issued by the Corporation subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of Preferred Shares purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

         (h) Unless the Corporation shall have exercised its election as provided in Section 11(i), below, upon each adjustment of the Purchase Price as a result of the calculations made in Sections 11(b) and (c), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of one one-hundredths of a Preferred Share (calculated to the nearest one-millionth) obtained by (i) multiplying (x) the number of one one-hundredths of a share covered by a Right immediately prior to such adjustment by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

             (i) In lieu of the adjustment in the number of one one-hundredths of a Preferred Share purchasable upon the exercise of a Right, the Corporation instead may elect on or after the date of any adjustment of the Purchase Price to adjust the number of Rights. Each of the Rights outstanding after such adjustment of the number of Rights shall be exercisable for the number of shares or fraction of a Preferred Share for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest ten-thousandth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Corporation shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if Right Certificates have been issued, shall be at least 10 days later than the date of such public announcement. If Right Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Corporation shall, as promptly as practicable, cause to be distributed to holders of record of Right Certificates on such record date Right Certificates evidencing, subject to
Section 14 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Corporation, shall cause to be distributed to such holders of record in substitution and replacement for the Right Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Corporation, new Right Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Right Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein (and may bear, at the option of the Corporation, the adjusted Purchase Price) and shall be registered in the names of the holders of record of Right Certificates on the record date specified in such public announcement.

         (j) Irrespective of any adjustment or change in the Purchase Price or the number of Preferred Shares issuable upon the exercise of the Rights, the Right Certificates theretofore and thereafter issued may continue to express the Purchase Price per share and the number of Preferred Shares which were expressed in the initial Right Certificates issued hereunder.

         (k) Before taking any action that would cause an adjustment reducing the Purchase Price below the then par value, if any, of the Preferred Shares issuable upon exercise of the Rights, the Corporation shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable Preferred Shares at such adjusted Purchase Price.

         (l) In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Corporation may elect to defer until the occurrence of such event the issuance to the holder of any Right exercised after such record date the Preferred Shares and other capital stock or securities of the Corporation, if any, issuable upon such exercise over and above the Preferred Shares and other capital stock or securities of the Corporation, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Corporation shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment.

         (m) Anything in this Section 11 to the contrary notwithstanding, the Corporation shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that it in its sole discretion shall determine to be advisable in order that any consolidation or subdivision of the Preferred Shares, issuance wholly for cash of any of the Preferred Shares at less than the current market price, issuance wholly for cash of Preferred Shares or securities which by their terms are convertible into or exchangeable for Preferred Shares, stock dividends or issuance of rights, options or warrants referred to in this Section 11, hereafter made by the Corporation to holders of its Preferred Shares shall not be taxable to such shareholders.

         (n) The Corporation covenants and agrees that it shall not, at any time after the Distribution Date, (i) consolidate with, (ii) merge with or into, or
(iii) sell or transfer (or permit any Subsidiary to sell or transfer), in one or more transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Corporation and its Subsidiaries (taken as a whole) to, any other Person if at the time of or immediately after such consolidation, merger or sale there are any rights, warrants or other instruments or securities outstanding or agreements in effect which would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights.

         (o) The Corporation covenants and agrees that, after the Distribution Date, it will not, except as permitted by Section 23 or Section 27 hereof, take (or permit any Subsidiary to take) any action if at the time such action is taken it is reasonably foreseeable that such action will diminish substantially or otherwise eliminate the benefits intended to be afforded by the Rights.

         (p) Anything in this Agreement to the contrary notwithstanding, in the event that the Corporation shall at any time after the date of this Agreement and prior to the Distribution Date (i) pay a dividend on the outstanding Common Shares payable in Common Shares, (ii) subdivide the outstanding Common Shares,
(iii) combine the outstanding Common Shares into a smaller number of shares, or
(iv) issue any shares of its capital stock in a reclassification of the outstanding Common Shares, the number of Rights associated with each Common Share then outstanding, or issued or delivered thereafter but prior to the Distribution Date, shall be proportionately adjusted so that the number of Rights thereafter associated with each Common Share following any such event (including other Common Shares issued after the date of such event, but prior to the Distribution Date) shall equal the result obtained by multiplying the number of Rights associated with each Common Share immediately prior to such event by a fraction the numerator of which shall be the total number of Common Shares outstanding immediately prior to the occurrence of the event and the denominator of which shall be the total number of Common Shares outstanding immediately following the occurrence of such event.

         Section 12. Certificate of Adjusted Purchase Price or Number of Shares. Whenever an adjustment is made as provided in Sections 11 and 13 hereof, the Corporation shall (a) promptly prepare a certificate setting forth such adjustment and a brief statement of the facts accounting for such adjustment,
(b) promptly file with the Rights Agent and with each transfer agent for the Preferred Shares and the Common Shares a copy of such certificate and (c) mail a brief summary thereof to each holder of a Right Certificate in accordance with
Section 26 hereof.

         Section 13. Consolidation, Merger or Sale or Transfer of Assets or Earning Power. (a) In the event that, following the Distribution Date, directly or indirectly, (i) the Corporation shall consolidate with, or merge with and into, any other Person, and the Corporation shall not be the continuing or surviving corporation of such consolidation or merger, (ii) any Person shall consolidate with the Corporation, or merge with and into the Corporation, and the Corporation shall be the continuing or surviving corporation of such consolidation or merger and, in connection with such consolidation or merger, all or part of the Common Shares of the Corporation shall be changed into or exchanged for stock or other securities of any other Person or cash or any other property, or (iii) the Corporation shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer), in one or more transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Corporation and its Subsidiaries (taken as a whole and calculated on the basis of the Corporation's most recent regularly prepared financial statements) to any Person or Persons (other than the Corporation or any Subsidiary of the Corporation), then, and in each such case, proper provision shall be made so that (1) each holder of a Right, except as provided in Section 7(e) hereof, shall thereafter have the right to receive, upon the exercise thereof at the then-current Purchase Price in accordance with the terms of this Agreement, such number of validly authorized and issued, fully paid, non-assessable and freely tradable Common Shares of the Principal Party (as hereinafter defined), not subject to any rights of first refusal or similar rights, as shall be equal to the result obtained by (x) multiplying the then-current Purchase Price by the number of one one-hundredths of a Preferred Share for which a Right is then exercisable (or, if such Right is not currently exercisable for a number of Preferred Shares, the number of such fractional shares for which it was exercisable immediately prior to the first occurrence of a Section 11(a)(ii) Event and dividing that product by (y) 50% of the current per share market price of the Common Shares of such Principal Party (determined pursuant to Section 11(d)(ii) hereof) on the date of consummation of such consolidation, merger, sale or transfer; provided that the Purchase Price and the number of Common Shares of such Principal Party issuable upon exercise of each Right shall be further adjusted as provided in Section 11(f) of this Agreement to reflect any events occurring in respect of such Principal Party after the date of such consolidation, merger, sale or transfer; (2) such Principal Party shall thereafter be liable for, and shall assume, by virtue of such consolidation, merger, sale or transfer, all the obligations and duties of the Corporation pursuant to this Agreement; (3) the term "Corporation" shall thereafter be deemed to refer to such Principal Party, it being specifically intended that the provisions of Section 11 hereof shall apply only to such Principal Party following the first occurrence of an event set forth in Section 13(a) hereof;
(4) such Principal Party shall take such steps (including, but not limited to, the reservation of a sufficient number of its Common Shares in accordance with
Section 9) in connection with such consummation as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to its Common Shares thereafter deliverable upon the exercise of the Rights; provided that, upon the subsequent occurrence of any consolidation, merger, sale or transfer of assets or other extraordinary transaction in respect of such Principal Party, each holder of a Right shall thereupon be entitled to receive, upon exercise of a Right and payment of the Purchase Price as provided in this Section 13(a), such cash, shares, rights, warrants and other property which such holder would have been entitled to receive had such holder, at the time of such transaction, owned the Common Stock of the Principal Party receivable upon the exercise of a Right pursuant to this Section 13(a), and such Principal Party shall take such steps (including, but not limited to, reservation of shares of stock) as may be necessary to permit the subsequent exercise of the Rights in accordance with the terms hereof for such cash, shares, rights, warrants and other property; and (5) the provisions of Section 11(a)(ii) hereof shall be of no effect following the first occurrence of any event set forth in this Section 13(a).

         (b) "Principal Party" shall mean

             (i) in the case of any transaction described in (i) or (ii) of the first sentence of Section 13(a) hereof: (A) the Person that is the issuer of the securities into which the Common Shares are converted in such merger or consolidation, or, if there is more than one such issuer, the issuer of the shares of Common Stock which has the greatest aggregate market value of shares outstanding, or (B) if no securities are so issued, (x) the Person that is the other party to the merger, if such Person survives said merger, or, if there is more than one such Person, the Person the shares of Common Stock of which have the greatest aggregate market value of shares outstanding or (y) if the Person that is the other party to the merger does not survive the merger, the Person that does survive the merger (including the Corporation if it survives) or (z) the Person resulting from the consolidation; and

             (ii) in the case of any transaction described in (iii) of the first sentence in Section 13(a), the Person that is the party receiving the greatest portion of the assets or earning power transferred pursuant to such transaction or transactions, or, if such Person that is a party to such transaction or transactions receives the same portion of the assets or earning power so transferred or if the Person receiving the greatest portion of the assets or earning power cannot be determined, whichever of such Persons as is the issuer of Common Stock having the greatest aggregate market value of shares outstanding; provided, however, that in any case described in the foregoing clauses (b)(i) and (b)(ii), (1) if the Common Shares of such Person are not at such time and have not been continuously over the preceding twelve (12) month period registered under
Section 12 of the Exchange Act, and such Person is a direct or indirect Subsidiary of another Person the Common Shares of which are and have been so registered, "Principal Party" shall refer to such other Person; (2) in case such Person is a Subsidiary, directly or indirectly, of more than one Person, the Common Shares of two or more of which are and have been so registered, "Principal Party" shall refer to whichever of such Persons is the issuer of the Common Shares having the greatest aggregate market value or (3) if such Person is owned, directly or indirectly, by a joint venture formed by two or more Persons that are not owned, directly or indirectly, by the same Person, the rules set forth in clauses (1) and (2) above shall apply to each of the owners having an interest in the venture as if the Person owned by the joint venture was a Subsidiary of both or all of such joint venturers, and the Principal Party in each such case shall bear the obligations set forth in this Section 13 in the same ratio as its interest in such Person bears to the total of such interests.

         (c) The Corporation shall not consummate any such consolidation, merger, sale or transfer unless the Principal Party shall have sufficient Common Shares authorized to permit the full exercise of the Rights and prior thereto the Corporation and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement providing for the terms set forth in paragraphs (a) and (b) of this Section 13 and that such consolidation, merger, sale or transfer of assets shall not result in a default by the Principal Party under this Agreement as the same shall have been assumed by the Principal Party pursuant to paragraphs (a) and (b) of this Section 13 and further providing that, as soon as practicable after the date of any consolidation, merger or sale of assets mentioned in paragraph (a) of this Section 13, the Principal Party will:

             (i) prepare and file a registration statement under the Act, with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form, and will use its best efforts to cause such registration statement to (A) become effective as soon as practicable after such filing and
(B) remain effective (with a prospectus at all times meeting the requirements of the Act) until the Expiration Date; and

             (ii) use its best efforts, if the Common Stock of the Principal Party shall be listed or admitted to trading on the New York Stock Exchange or on another national securities exchange to list or admit to trading (or continue the listing of) the Rights and the securities purchasable upon exercise of the Rights on the New York Stock Exchange or such securities exchange, or, if the Common Stock of the Principal Party shall not be listed or admitted to trading on the New York Stock Exchange or a national securities exchange, to cause the Rights and the securities receivable upon exercise of the Rights to be reported by such other system then in use;

             (iii) deliver to holders of the Rights historical financial statements for the Principal Party which comply in all respects with the requirements for registration on Form 10 (or any successor form) under the Exchange Act; and

             (iv) obtain waivers of any rights of first refusal or preemptive rights in respect of the Common Stock of the Principal Party subject to purchase upon exercise of outstanding Rights.

         (d) In case the Principal party has provision in any of its authorized securities or in its certificate of incorporation or by-laws or other instrument governing its corporate affairs, which provision would have the effect of (i) causing such Principal Party to issue (other than to holders of Rights pursuant to this Section 13), in connection with, or as a consequence of, the consummation of a transaction referred to in this Section 13, shares of Common Stock of such Principal Party at less than the then current market price per share thereof (determined pursuant to Section 11(d) hereof) or securities exercisable for, or convertible into, Common Stock of such Principal Party at less than such then current market price, or (ii) providing for any special payment, tax or similar provision in connection with the issuance of the Common Stock of such Principal Party pursuant to the provisions of Section 13, then, in such event, the Corporation hereby agrees with each holder of Rights that it shall not consummate any such transaction unless prior thereto the Corporation and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement providing that the provision in question of such Principal Party shall have been cancelled, waived or amended, or that the authorized securities shall be redeemed, so that the applicable provision will have no effect in connection with, or as a consequence of, the consummation of the proposed transaction.

         The provisions of this Section 13 shall similarly apply to successive mergers or consolidations or sales or other transfers. In the event a Section 13 Event shall occur at any time after the occurrence of a Section 11(a)(ii) Event, the Rights which have not theretofore been exercised shall thereafter become exercisable in the manner described in Section 13(a).

         Section 14. Fractional Rights and Fractional Shares.

         (a) The Corporation shall not be required to issue fractions of Rights, except prior to the Distribution Date as provided in Section 11(p) hereof, or to distribute Right Certificates which evidence fractional Rights. In lieu of such fractional Rights, there shall be paid to the registered holders of the Right Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Right. For purposes of this Section 14(a), the current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable. The closing price for any Trading Day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Rights are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading or, if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by NASDAQ or such other similar system then in use or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the Board of Directors of the Corporation. If on any such date no such market maker is making a market in the Rights, the fair value of the Rights on such date as determined in good faith by the Board of Directors of the Corporation shall be used.

         (b) The Corporation shall not be required to issue fractions of Preferred Shares (other than fractions which are integral multiples of one one-hundredth of a Preferred Share) upon exercise of the Rights or to distribute certificates which evidence fractional Preferred Shares (other than fractions which are integral multiples of one one-hundredth of a Preferred Share). Fractions of Preferred Shares in integral multiples of one one-hundredth of a share may, at the election of the Corporation, be evidenced by depositary receipts, pursuant to an appropriate agreement between the Corporation and a depositary selected by it, provided that such agreement shall provide that the holders of such depositary receipts shall have all the rights, privileges and preferences to which they are entitled as beneficial owners of the Preferred Shares. In lieu of fractional Preferred Shares that are not integral multiples of one one-hundredth of a Preferred Share, the Corporation shall pay to the registered holders of Right Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of a Preferred Share. For purposes of this Section 14(b), the current market value of a Preferred Share shall be the closing price of a Preferred Share (as determined pursuant to the second sentence of Section 11(d)(i) hereof) for the Trading Day immediately prior to the date of such exercise.

         (c) Following the occurrence of a Triggering Event, the Corporation shall not be required to issue fractions of Common Shares upon exercise of the Rights or to distribute certificates which evidence fractional Common Shares. In lieu of fractional Common Shares, the Corporation shall pay to the registered holders of Right Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one Common Share. For purposes of this Section 14(c), the current market value of one Common Share shall be the closing price of one Common Share (as determined pursuant to of Section 11(d)(ii) hereof) for the Trading Day immediately prior to the date of such exercise.

         (d) The holder of a Right by the acceptance of the Rights expressly waives his right to receive any fractional Rights or any fractional shares upon exercise of a Right, except as permitted by this Section 14.

         Section 15. Rights of Action. All rights of action in respect of this Agreement are vested in the respective registered holders of the Right Certificates (and, prior to the Distribution Date, the registered holders of the Common Shares); and any registered holder of any Right Certificate (or, prior to the Distribution Date, of the Common Shares), without the consent of the Rights Agent or of the holder of any other Right Certificate (or, prior to the Distribution Date, of any Common Shares), may, in his own behalf and for his own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Corporation to enforce, or otherwise act in respect of, his right to exercise the Rights evidenced by such Right Certificate in the manner provided in such Right Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of, the obligations of any Person subject to this Agreement.

         Section 16. Agreement of Rights Holders. Every holder of a Right by accepting the same consents and agrees with the Corporation and the Rights Agent and with every other holder of a Right that:

         (a) prior to the Distribution Date, the Rights will be transferable only in connection with the transfer of the Common Shares;

         (b) after the Distribution Date, the Right Certificates are transferable only on the registry books of the Rights Agent if surrendered at the principal office of the Rights Agent, duly endorsed or accompanied by a proper instrument of transfer; and

         (c) the Corporation and the Rights Agent may deem and treat the person in whose name the Right Certificate (or, prior to the Distribution Date, the associated Common Shares certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Right Certificates or the associated Common Shares certificate made by anyone other than the Corporation or the Rights Agent) for all purposes whatsoever, and neither the Corporation nor the Rights Agent shall be affected by any notice to the contrary.

         (d) notwithstanding anything in this Agreement to the contrary, neither the Corporation nor the Rights Agent shall have any liability to any holder of a Right or other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation; provided, however, the Corporation must use its best efforts to have any such order, decree or ruling lifted or otherwise overturned as soon as possible.

         Section 17. Right Certificate Holder Not Deemed a Shareholder. No holder, as such, of any Right Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the Preferred Shares or any other securities of the Corporation which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Right Certificate be construed to confer upon the holder of any Right Certificate, as such, any of the rights of a shareholder of the Corporation or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in Section 25 hereof), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Right Certificate shall have been exercised in accordance with the provisions hereof.

         Section 18. Concerning the Rights Agent. The Corporation agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Corporation also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability or expense incurred without gross negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of liability in the premises. This indemnification shall survive the expiration or termination of the Rights or this Rights Agreement.

         The Rights Agent shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its administration of this Agreement in reliance upon any Right Certificate or certificate for Preferred or Common Shares or for other securities of the Corporation, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons.

         Section 19. Merger or Consolidation or Change of Name of Rights Agent. Any corporation into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any corporation succeeding to the corporate trust or stock transfer business of the Rights Agent or any successor Rights Agent, or any Affiliate of the Rights Agent that undertakes the corporate trust or stock transfer business of the Rights Agent as a result of transfer, assignment or any other means, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of Section 21 hereof. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Right Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, any successor Rights Agent may countersign such Right Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

         In case at any time the name of the Rights Agent shall be changed and at such time any of the Right Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or in its changed name; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

         Section 20. Duties of Rights Agent. The Rights Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Corporation and the holders of Right Certificates, by their acceptance thereof, shall be bound:

                  (a) The Rights Agent may consult with legal counsel (who may be legal counsel for the Corporation), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

                  (b) Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter (including, without limitation, the identity of any Acquiring Person and the determination of "current per share market price") be proved or established by the Corporation prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by any one of the Chairman of the Board, the President, a Vice President, the Treasurer or the Secretary of the Corporation and delivered to the Rights Agent; and such certificate shall be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

                  (c) The Rights Agent shall be liable hereunder to the Corporation and any other Person only for its own gross negligence, bad faith or willful misconduct.

                  (d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Right Certificates (except as to its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Corporation only.

                  (e) The Rights Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Right Certificate (except as to its countersignature thereof); nor shall it be responsible for any breach by the Corporation of any covenant or condition contained in this Agreement or in any Right Certificate; nor shall it be responsible for any change in the transferability or exercisability of the Rights or any adjustment required under the provisions of Sections 11 or 13 or any other provision hereof or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights evidenced by Right Certificates after actual notice of any such adjustment); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Preferred Shares or Common Shares to be purchased pursuant to this Agreement or any Right Certificate or as to whether any Preferred Shares or Common Shares will, when so issued, be validly authorized and issued, fully paid and nonassessable; nor will it be liable for any federal or state transfer taxes or charges that may be due upon the issuance or transfer of any Preferred Share, Common Share or Right Certificate.

                  (f) The Corporation agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

                  (g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any one of the Chairman of the Board, the President, a Vice President, the Secretary or the Treasurer of the Corporation, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with the instructions of any such officer or for any delay in acting while waiting for such instructions. When applying to any such officer for instructions, the Rights Agent may set forth in writing (i) any proposed action or omission of the Rights Agent with respect to its duties or obligations under this Agreement and (ii) the date on or after which the Rights Agent proposes such action will be taken or omitted. Such date shall not be less than three Business Days after any such officer receives such application for instructions from the Rights Agent, unless an earlier date is mutually agreed to by the parties. Unless the Rights Agent has received written instructions from the Corporation (including any such officer) with respect to such proposed action or omission prior to such date (or, if longer, in the case of a proposed action to be taken, prior to the Rights Agent actually taking such action), the Rights Agent shall not be liable for the actions or omissions set forth in such application, provided that such action or omission does not violate any express provisions of this Rights Agreement. The Rights Agent may execute and exercise any of the rights or powers vested in it or perform any duty hereunder either itself or by or through its attorneys or agents.

                  (h) The Rights Agent and any shareholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Corporation or become pecuniarily interested in any transaction in which the Corporation may be interested, or contract with or lend money to the Corporation or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Corporation or for any other legal entity.

                  (i) No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights hereunder if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to the Rights Agent.

                  (j) If, with respect to any Right Certificate surrendered to the Rights Agent for exercise or transfer, the certificate attached to the form of assignment or form of election to purchase, as the case may be, has either not been completed or indicates an affirmative response to clause 1 and/or 2 thereof, the Rights Agent shall not take any further action with respect to such requested exercise of transfer without first consulting with the Corporation.

         Section 21. Change of Rights Agent. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon 30 days' notice in writing mailed to the Corporation and to each transfer agent of the Common Shares and the Preferred Shares by registered or certified mail, and to the holders of the Right Certificates by first-class mail. The Corporation may remove the Rights Agent or any successor Rights Agent upon 30 days' notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Shares and the Preferred Shares, by registered or certified mail, and to the holders of the Right Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Corporation shall appoint a successor to the Rights Agent. If the Corporation shall fail to make such appointment within a period of 30 days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right Certificate (who shall, with such notice, submit his Right Certificate for inspection by the Corporation), then the incumbent Rights Agent or the registered holder of any Right Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Corporation or by such a court, shall be (a) a corporation organized and doing business under the laws of the United States or any state therein, in good standing, having a principal office in a state in the United States, which is authorized under such laws to exercise corporate trust or stock transfer powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $100 million or (b) an Affiliate of a corporation described in clause (a) of this sentence. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment the Corporation shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Shares and the Preferred Shares, and as soon as practicable thereafter mail a notice thereof in writing to the registered holders of the Right Certificates (which notice may be included in any regularly scheduled mailing to shareholders whether such mailing is by first-class mail or otherwise). Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

         Section 22. Issuance of New Right Certificates. Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Corporation may, at its option, issue new Right Certificates evidencing Rights in such form as may be approved by its Board of Directors to reflect any adjustment or change in the Purchase Price per share and/or the number or kind or class of shares or other securities or property purchasable under the Right Certificates made in accordance with the provisions of this Agreement.

         Section 23. Redemption and Termination. (a) The Board of Directors of the Corporation may, at its option, at any time prior to the Shares Acquisition Date, redeem all but not less than all of the then outstanding Rights at a redemption price of $.01 per Right, as such amount may be appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the "Redemption Price").

                  (b) Immediately upon the action of the Board of Directors of the Corporation ordering the redemption of the Rights, evidence of which shall have been filed with the Rights Agent, and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price for each Right so held. Promptly after the action of the Board of Directors ordering the redemption of the Rights, the Corporation shall give notice of such redemption to the Rights Agent and to the holders of the then outstanding Rights by mailing such notice to all such holders at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Shares. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. The failure to give notice or any defect in notice shall not affect the validity of the redemption. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made. Neither the Corporation nor any of its Affiliates or Associates may redeem, acquire or purchase for value any Rights at any time in any manner other than that specifically set forth in this Section 23 and other than in connection with the repurchase of Common Shares prior to the Distribution Date.

         Section 24. Exchange. (a) The Board of Directors of the Corporation may, at its option, at any time after any Person first becomes an Acquiring Person, exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights that have not become effective or that have become void pursuant to the provisions of Section 7(e) hereof) for Common Shares at an exchange ratio of one Common Share per Right, approximately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such amount per Right being hereinafter referred to as the "Exchange Ratio"). Notwithstanding the foregoing, the Board of Directors shall not be empowered to effect such exchange at any time (1) after any Person (other than an Exempt Person), together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of Common Shares aggregating 50% or more of the Common Shares then outstanding. From and after the occurrence of a Section 13 Event, any Rights that theretofore have not been exchanged pursuant to this
Section 24(a) shall thereafter be exercisable only in accordance with Section 13 and may not be exchanged pursuant to this Section 24(a). The exchange of the Rights by the Board of Directors may be made effective at such time, on such basis and with such conditions as the Board of Directors in its sole discretion may establish.

         (b) Immediately upon the effectiveness of the action of the Board of Directors of the Corporation ordering the exchange of any Rights pursuant to paragraph (a) of this Section 24 and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive that number of Common Shares equal to the number of such Rights held by such holder multiplied by the Exchange Ratio. The Corporation shall promptly give public notice of any such exchange; provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. The Corporation shall promptly mail a notice of any such exchange to all of the holders of the Rights so exchanged at their last addresses as they appear upon the registry books of the Rights Agent. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of the Common Shares for Rights will be effected and, in the event of any partial exchange, the number of Rights which will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which have become void pursuant to the provisions of Section 11(a)(ii) hereof) held by each holder of Rights.

         (c) The Corporation may at its option and in the event that there shall not be sufficient Common Shares issued but not outstanding or authorized but unissued to permit an exchange of Rights as contemplated in accordance with this
Section 24, the Corporation shall substitute to the extent of such insufficiency, for each Common Share that would otherwise be issuable upon exchange of a Right, a number of Preferred Shares or fraction thereof (or equivalent preferred shares as such term is defined in Section 11(b)) such that the current per share market price (determined pursuant to Section 11(d) hereof) of one Preferred Share (or equivalent preferred share) multiplied by such number or fraction is equal to the current per share market price of one Common Share (determined pursuant to Section 11(d) hereof) as of the date of such exchange.

         Section 25. Notice of Certain Events. In case the Corporation shall propose, at any time after the Distribution Date, (a) to pay any dividend payable in stock of any class to the holders of its Preferred Shares or to make any other distribution to the holders of Preferred Shares (other than a regular periodic cash dividend out of earnings or retained earnings of the

Corporation) or (b) to offer to the holders of its Preferred Shares rights or warrants to subscribe for or to purchase any additional Preferred Shares or shares of stock of any class or any other securities, rights or options, or (c) to effect any reclassification of its Preferred Shares (other than a reclassification involving only the subdivision of outstanding Preferred Shares), or (d) to effect any consolidation or merger into or with, or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one or more transactions, of more than 50% of the assets or earning power of the Corporation and its Subsidiaries (taken as a whole) to, any other Person, or (e) to effect the liquidation, dissolution or winding up of the Corporation, then, in each such case, the Corporation shall give to each holder of a Right Certificate, to the extent feasible and in accordance with Section 26 hereof, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of the Preferred Shares, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause
(a) or (b) above at least 20 days prior to the record date for determining holders of the Preferred Shares for purposes of such action, and in the case of any such other action, at least 20 days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the Preferred Shares, whichever shall be the earlier.

         In case any SECTION 11(a)(ii) EVENT shall occur, then, in any such case, (i) the Corporation shall as soon as practicable thereafter give to each holder of a Right Certificate, to the extent feasible and in accordance with
Section 26 hereof, a notice of the occurrence of such event, which shall specify the event and the consequences of the event to holders of Rights under Section 11(a)(ii) hereof, and (ii) all references in the preceding paragraph to Preferred Shares shall be deemed thereafter to refer to Common Shares and/or, if appropriate, other securities.

         Section 26. Notices. Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Right Certificate to or on the Corporation shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

                         Convergys Corporation
                         201 East Fourth Street
                         Cincinnati, Ohio 45202
                         Attention: Secretary

Subject to the provisions of Section 21, any notice or demand authorized by this Agreement to be given or made by the Corporation or by the holder of any Right Certificate to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Corporation) as follows:

                         The Fifth Third Bank
                         Attention: Dana Hushak
                         Corporate Trust Administration
                         Mail Drop 1090D2
                         38 Fountain Square Plaza
                         Cincinnati, Ohio  45263

Subject to the provisions of Sections 19 and 21, notices or demands authorized by this Agreement to be given or made by the Corporation or the Rights Agent to the holder of any Right Certificate shall be sufficiently given or made if sent by first class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Corporation.

         Section 27. Supplements and Amendments. Except as otherwise provided in this Section 27, for so long as the Rights are then redeemable, the Corporation may in its sole and absolute discretion, and the Rights Agent shall if the Corporation so directs, supplement or amend any provision of this Agreement in any respect without the approval of any holders of the Rights. At any time when the Rights are no longer redeemable, except as otherwise provided in this
Section 27, the Corporation may, and the Rights Agent shall, if the Corporation so directs, supplement or amend this Agreement without the approval of any holders of Rights Certificates in order to (i) cure any ambiguity, (ii) correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, (iii) shorten or lengthen any time period hereunder, or (iv) change or supplement the provisions hereunder in any manner which the Corporation may deem necessary or desirable; provided that no such supplement or amendment shall adversely affect the interests of the holders of Rights as such (other than an Acquiring Person or an Affiliate or Associate of an Acquiring Person), and no such amendment may cause the Rights again to become redeemable or cause the Agreement again to become amendable other than in accordance with this sentence. Notwithstanding anything contained in this Agreement to the contrary, no supplement or amendment shall be made which decreases the Redemption Price. Upon the delivery of a certificate from an appropriate officer of the Corporation which states that the proposed supplement or amendment is in compliance with the terms of this Section 27, the Rights Agent shall execute such supplement or amendment.

         Section 28. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Corporation or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

         Section 29. Determinations and Actions by the Board of Directors, etc.
(a) For all purposes of this Agreement, any calculation of the number of Common Shares outstanding at any particular time, including for purposes of determining the particular percentage of such outstanding Common Shares of which any Person is the Beneficial Owner, shall be made in accordance with the provisions of Rule 13d-3(d)(1)(i) of the General Rules. The Board of Directors of the Corporation shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board, or the Corporation, or as may be necessary or advisable in the administration of this Agreement, including, without limitation, the right and power to (i) interpret the provisions of this Agreement, and (ii) make all determinations deemed necessary or advisable for the administration of this Agreement (including a determination to redeem or not redeem the Rights or to amend the Agreement. All such actions, calculations, interpretations and determinations (including, for purpose of clause (ii) below, all omissions with respect to the foregoing) which are done or made by the Board in good faith, shall (i) be final, conclusive and binding on the Corporation, the Rights Agent, the holders of the Right Certificates and all other parties and (ii) not subject the Board to any liability to the holders of the Right Certificates.

         (b) For purposes of this Agreement, any determination to be made by the Board of Directors of the Corporation may be by a duly constituted committee thereof if so authorized to act by the Board of Directors pursuant to the Corporation's Regulations, and in such circumstances any reference to the Board of Directors herein shall be deemed to include a reference to such committee.

         Section 30. Benefit of this Agreement. Nothing in this Agreement shall be construed to give to any Person other than the Corporation, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, registered holders of the Common Shares) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Corporation, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, registered holders of the Common Shares).

         Section 31. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

         Section 32. Governing Law. This Agreement, each Right and each Right Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Ohio and for all purposes shall be governed by and construed in accordance with the laws of Ohio applicable to contracts made and to be performed entirely within such State.

         Section 33. Counterparts. This Agreement may be executed in any number of counterparts and each such counterpart shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

         Section 34. Descriptive Headings. Descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

         IN WITNESS HEREOF, the parties hereto have caused this Agreement to be duly executed and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

Attest:                                    CONVERGYS CORPORATION



By /s/ William D. Baskett III              /s/ James F. Orr
   -----------------------------           -------------------------------------
   William D. Baskett III                  James F. Orr
   Secretary and General Counsel           President and Chief Executive Officer



Attest:                                    THE FIFTH THIRD BANK



By /s/ Laura H. Wikoff                     /s/ Dana Hushak
   ------------------------------          -------------------------------------
                                           Vice President and Trust Officer
Name  Laura H. Wikoff
    -----------------------------
Title  Trust Officer
     ----------------------------

                                    EXHIBIT A

                           CERTIFICATE OF AMENDMENT TO
                      AMENDED ARTICLES OF INCORPORATION OF
                              CONVERGYS CORPORATION



         James F. Orr, President and Chief Executive Officer, and William D. Baskett III, Secretary and General Counsel, of Convergys Corporation, an Ohio corporation for profit with its principal place of business at Cincinnati, Ohio, do hereby certify that at a meeting of the Board of Directors held pursuant to notice on the 19th day of November, 1998, the following resolution was adopted pursuant to Section 1701.70(B)(1) of the Ohio General Corporation Law:

         RESOLVED, that, pursuant to the authority vested in the Board of Directors of the Corporation in accordance with the provisions of the Ohio General Corporation Law, as amended, and by Article Fourth of the Corporation's Amended Articles of Incorporation, such Article Fourth is amended to add a new Paragraph 9 providing for a series of Voting Preferred Shares and that the designation of the authorized number of shares of, and the relative rights, preferences and limitations of, such series are as follows:

         9. Of the 4,000,000 Voting Preferred Shares of the Corporation, 2,000,000 shall constitute a series of Voting Preferred Shares designated as Series A Preferred Shares (the "Series A Preferred Shares") and have, subject and in addition to the other provisions of this Article Fourth, the following relative rights, preferences and limitations:

                  (1) Dividends and Distributions.

                  (A) Subject to the provisions of this Article Fourth, the holders of the Series A Preferred Shares shall be entitled to receive, when and as declared by the Board of Directors, out of funds legally available for that purpose, cumulative dividends in cash on the 1st day of January, April, July and October in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a Series A Preferred Share or fraction thereof, in an amount per share per quarter (rounded to the nearest cent) equal to the greater of (i) $70.00 or (ii) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount, (payable in kind) of all non-cash dividends or other distributions (other than a dividend payable in Common Shares or a subdivision of the outstanding Common Shares, by reclassification or otherwise), declared on the Common Shares, since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of a Series A Preferred Share or fraction thereof; provided that, in the event no dividend or distribution shall have been declared on the Common Shares during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend on the Series A Preferred Shares of $20.00 per share shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date. In the event the Corporation shall at any time declare or pay any dividend on the Common Shares payable in Common Shares, or effect a subdivision or combination of the outstanding Common Shares (by reclassification or otherwise) into a greater or lesser number of Common Shares, then in each such case the amount to which holders of the Series A Preferred Shares were entitled immediately prior to such event under clause (ii) of the next preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of Common Shares outstanding immediately after such event and the denominator of which is the number of Common Shares that were outstanding immediately prior to such event.

                  (B) The Board of Directors may fix a record date for the determination of holders of the Series A Preferred Shares entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 60 days prior to the date fixed for the payment thereof. Dividends shall begin to accrue and be cumulative on outstanding Series A Preferred Shares from the Quarterly Dividend Payment Date next preceding the date of issue of such Series A Preferred Shares, unless the date of the issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of the Series A Preferred Shares entitled to received a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the Series A Preferred Shares in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding.

                  (2) Liquidation Rights. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, then, subject to the provisions of this Article Fourth, the holders of the Series A Preferred Shares shall be entitled to receive, from the assets of the Corporation available for distribution to shareholders, an amount equal to all dividends accumulated to the date of final distribution plus an amount equal to the greater of (A) $7,000.00 per share or (B) an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, of 100 times the aggregate amount to be distributed per share to holders of Common Shares. All such preferential amounts shall be paid or set apart for payment before the payment or setting apart for payment of any amount for, or the distribution of any assets of the Corporation to, the holders of any class of shares ranking junior as to assets to the Series A Preferred Shares, or the holders of any series of Preferred Shares ranking junior as to assets to the Series A Preferred Shares. In the event the Corporation shall at any time declare or pay any dividend on Common Shares payable in Common Shares, or effect a subdivision or combination of the outstanding Common Shares (by reclassification or otherwise) into a greater or lesser number of Common Shares, then in each such case the aggregate amount to which holders of the Series A Preferred Shares were entitled immediately prior to such event under clause (B) of the next preceding sentence shall be adjusted by multiplying such amount by a fraction, of the numerator of which is the number of Common

Shares outstanding immediately after such event and the denominator of which is the number of Common Shares that were outstanding immediately prior to such event.

                  (3) Redemption. The Series A Preferred Shares shall not be redeemable.

                  (4) Voting Rights. Subject to the provisions of this Article Fourth, each Series A Preferred Share shall entitle the holder thereof to one vote on all matters submitted to a vote of the shareholders of the Corporation. The holders of fractional Series A Preferred Shares shall not be entitled to any vote on any matter submitted to a vote of the shareholders of the Corporation.

                  (5) Certain Restrictions.

                  (A) Subject to the provisions of this Article Fourth, whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Shares are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on outstanding Series a Preferred Shares shall have been paid in full, the Corporation shall not:

                           (i) declare or pay dividends on, or make any other
distributions on, any shares ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Shares;

                           (ii) redeem, purchase or otherwise acquire for
consideration shares ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Shares; provided that the Corporation may at any time redeem, purchase or otherwise acquire any such junior shares in exchange for any shares of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Shares;

                           (iii) declare or pay dividends on or make any other
distributions on any shares ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with a Series A Preferred Shares, except dividends paid ratably on the Series A Preferred Shares and all such parity shares on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                           (iv) purchase or otherwise acquire for consideration
any Series A Preferred Shares, or any shares ranking on a parity with the Series A Preferred Shares, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

                  (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of the Corporation unless the Corporation could, pursuant to paragraph (A) of this subparagraph 5, purchase or otherwise acquire such shares at such time and in such manner.

                  (6) Reacquired Shares. Any Series A Preferred Shares purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired promptly after the acquisition thereof. All such shares shall upon their retirement become authorized but unissued Voting Preferred Shares and may be reissued as part of a new series of Voting Preferred Shares to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

                  (7) Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the Common Shares are exchanged for or changed into other shares or securities, cash and/or any other property, then in any such case the Series A Preferred Shares shall at the same time be similarly exchanged or changed in an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount of shares, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each Common Share is changed or exchanged. In the event the Corporation shall at any time declare or pay any dividend on Common Shares payable in Common Shares, or effect a subdivision or combination of the outstanding Common Shares (by reclassification or otherwise) into a greater or lesser number of Common Shares, then in each such case the amount set forth in the next preceding sentence with respect to the exchange or change of Series A Preferred Shares shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of Common Shares outstanding immediately after such event and the denominator of which is the number of Common Shares that were outstanding immediately prior to such event.

         IN WITNESS WHEREOF, the above named officers acting for and on behalf of Convergys Corporation, have hereunto subscribed their names this _____ day of December, 1998.

                                    By: ______________________________________
                                             James F. Orr, President and
                                             Chief Executive Officer



                                    By: ______________________________________
                                             William D. Baskett III, Secretary
                                             and General Counsel

                                    EXHIBIT B

                          [FORM OF RIGHTS CERTIFICATE]

Certificate No. R-  ___________________                ___________________Rights


NOT EXERCISABLE AFTER ________________ OR EARLIER IF REDEEMED BY THE COMPANY (AS DEFINED HEREINAFTER). THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE COMPANY, AT $.01 PER RIGHT ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES, RIGHTS BENEFICIALLY OWNED BY AN ACQUIRING PERSON (AS SUCH TERM IS DEFINED IN THE RIGHTS AGREEMENT) AND ANY SUBSEQUENT HOLDER OF SUCH RIGHTS MAY BECOME NULL AND VOID. [THE RIGHTS REPRESENTED BY THIS RIGHTS CERTIFICATE ARE OR WERE BENEFICIALLY OWNED BY A PERSON WHO WAS OR BECAME AN ACQUIRING PERSON OR AN AFFILIATE OR ASSOCIATE OF AN ACQUIRING PERSON (AS SUCH TERM IS DEFINED IN THE RIGHTS AGREEMENT). ACCORDINGLY, THIS RIGHTS CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY MAY BECOME NULL AND VOID IN THE CIRCUMSTANCES SPECIFIED IN SECTION 7(e) OF SUCH AGREEMENT.](1)

                               Rights Certificate

                              CONVERGYS CORPORATION

This certifies that ______________________, or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Shareholder Rights Plan, the terms of which are set forth in the Rights Agreement dated as of ___________________ (the "Rights Agreement"), between Convergys Corporation, an Ohio corporation (the "Company"), and The Fifth Third Bank (the "Rights Agent"), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 P.M. (Cincinnati, Ohio time) on __________________ at the office or offices of the Rights Agent designated for such purpose, or its successors as Rights Agent, one one-hundredth of a fully paid, nonassessable Series A Preferred Share (the "Preferred Shares") of the Company, at a purchase price of $70 per one one-hundredth of a share (the "Purchase Price"), upon presentation and surrender of this Rights Certificate with the Form of Election to Purchase and related Certificate duly executed. The Purchase Price may be paid in cash or by certified bank check or money order payable to the order of the Company. The number of Rights evidenced by this Rights Certificate (and the number of shares which may be purchased upon exercise thereof) set forth above, and the Purchase Price per share set forth

--------
    (1) The portion of the legend in brackets shall be inserted only if applicable, shall be modified to apply to an Acquiring Person, as applicable, and shall replace the preceding sentence.

above, are the number and Purchase Price as of _______________, based on the Preferred Shares as constituted at such date.

         Upon the occurrence of a Section 11(a)(ii) Event (as such term is defined in the Rights Agreement), if the Rights evidenced by this Rights Certificate are beneficially owned by (i) an Acquiring Person, or an Affiliate or Associate of any such Person (as such terms are defined in the Rights Agreement), (ii) a transferee of any such Acquiring Person, Associate or Affiliate, or (iii) under certain circumstances specified in the Rights Agreement, a transferee of a person who, after such transfer, became an Acquiring Person, or an Affiliate or Associate of any such Person, such Rights shall become null and void and no holder hereof shall have any right with respect to such Rights from and after the occurrence of such Section 11(a)(ii) Event.

         As provided in the Rights Agreement, the Purchase Price and the number and kind of Preferred Shares or other securities which may be purchased upon the exercise of the Rights evidenced by this Rights Certificate are subject to modification and adjustment upon the happening of certain events, including Triggering Events (as such term is defined in the Rights Agreement).

         This Rights Certificate is subject to all of the terms, provisions, and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Rights Certificates, which limitations of rights include the temporary suspension of the exercisability of such Rights under the specific circumstances set forth in the Rights Agreement. Copies of the Rights Agreement are available upon written request to the Company.

         This Rights Certificate, with or without other Rights Certificates, upon surrender at the principal office or offices of the Rights Agent designated for such purpose, may be exchanged for another Rights Certificate or Rights Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of Preferred Shares as the Rights evidenced by the Rights Certificate or Rights Certificates surrendered shall have entitled such holder to purchase. If this Rights Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Rights Certificate or Rights Certificates for the number of whole Rights not exercised.

         Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may be redeemed by the Company at its option at a redemption price of $.01 per Right at any time prior to the Shares Acquisition Date.

         No holder of this Rights Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose the holder of Preferred Shares or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or, to receive notice of meetings or other actions affecting shareholders except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Rights Certificate shall have been exercised as provided in the Rights Agreement.

         This Rights Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.


         WITNESS, the facsimile signature of the proper officers of the Company and its corporate seal.


Dated as of  _________________, ________.


ATTEST:                                     CONVERGYS CORPORATION

_________________________           By:____________________________
Secretary
                                    Title:___________________________


Countersigned:
THE FIFTH THIRD BANK, Rights Agent


By:_____________________________
        Authorized Signature

                  [FORM OF REVERSE SIDE OF RIGHTS CERTIFICATE]


                               FORM OF ASSIGNMENT


         (To be executed by the registered holder if such holder desires to transfer the Rights Certificate.)


FOR VALUE RECEIVED  _________________________________ hereby sells, assigns and transfers unto _________________________________________________________________
                  (Please print name and address of transferee)

________________________________________________________________________________

________________________________________________________________________________

this Rights Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint __________________________ Attorney, to transfer the within Rights Certificate on the books of the within-named Company, with full power of substitution.

Dated:  _________________, _______

                                    _________________________________________
                                    Signature


Signature Guaranteed:_________________________________

                                   Certificate

The undersigned hereby certifies by checking the appropriate boxes that:

         (1) this Rights Certificate [ ] is [ ] is not being sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Person (as such terms are defined pursuant to the Rights Agreement);

         (2) after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate of any such Person.


Dated:   _________________, ______  _________________________________
                                    Signature

Signature Guaranteed:_________________________________

                                     NOTICE

         The signature to the foregoing Assignment and Certificate must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

                          FORM OF ELECTION TO PURCHASE

      (To be executed if holder desires to exercise Rights represented by
                              Rights Certificate.)

To:   CONVERGYS CORPORATION

         The undersigned hereby irrevocably elects to exercise _________________ Rights represented by this Rights Certificate to purchase the Preferred Shares issuable upon the exercise of the Rights (or such other securities or property of the Company or of any other person which may be issuable upon the exercise of the Rights) and requests that certificates for such shares be issued in the name of and delivered to:

Please insert social security or other identifying number: _____________________

________________________________________________________________________________
                         (Please print name and address)

________________________________________________________________________________


         If such number of Rights shall not be all the Rights evidenced by this Rights Certificate, a new Rights Certificate for the balance of such Rights shall be registered in the name of and delivered to:

Please insert social security or other identifying number: _____________________

________________________________________________________________________________
                         (Please print name and address)

________________________________________________________________________________


Dated:  _____________________, _________

                                    ____________________________
                                    Signature


Signature Guaranteed: ___________________________

                                   Certificate

The undersigned hereby certifies by checking the appropriate boxes that:

             (1) the Rights evidenced by this Rights Certificate [ ] are [ ] are not being exercised by or on behalf of a Person who is or was an Acquiring Person, or an Affiliate or Associate of any such Person (as such terms are defined pursuant to the Rights Agreement);

             (2) after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or became an Acquiring Person, or an Affiliate or Associate of any such Person.

Dated: __________________, ________
                                          ____________________________________
                                                      Signature


Signature Guaranteed: ____________________________


                                     NOTICE

         The signature to the foregoing Election to Purchase and Certificate must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

                                    EXHIBIT C

                 SUMMARY OF RIGHTS TO PURCHASE PREFERRED SHARES

         On November 19, 1998 the Board of Directors of Convergys Corporation (the "Company") declared a dividend distribution of one right ("Right") on each of the Company's outstanding Common Shares, without par value (the "Common Shares"), to holders of record of the Common Shares at the close of business on December 1, 1998 (the "Record Date"). One Right also will be distributed for each Common Share issued after December 1, 1998 until the Distribution Date (which is described in the next paragraph). Each Right entitles the registered holder to purchase from the Company a unit ("Unit") consisting of one one-hundredth of a Series A Preferred Share of the Company (the "Preferred Shares") at a purchase price of $70 per Unit, subject to adjustment (the "Purchase Price"). The description and terms of the Rights are set forth in a Rights Agreement dated as of November 30, 1998 (the "Rights Agreement") between the Company and The Fifth Third Bank, as Rights Agent.

         Initially, the Rights will be attached to all Common Share certificates representing shares then outstanding, and no separate Rights Certificates will be distributed. The Rights will separate from the Common Shares and a Distribution Date will occur upon the earliest of (i) 10 business days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the outstanding Common Shares or (ii) 10 business days following the commencement of a tender offer or exchange offer that would if consummated result in a person or group beneficially owning 15% or more of the outstanding Common Shares.

         Until the Distribution Date (i) the Rights will be evidenced by the Common Share certificates and will be transferred with and only with such Common Share certificates, (ii) new Common Share certificates issued after the Record Date,will contain a notation incorporating the Rights Agreement by reference and
(iii) the surrender for transfer of any certificates for Common Shares outstanding will also constitute the transfer of the Rights associated with the Common Shares represented by such certificate.

         The Rights are not exercisable until the Distribution Date and will expire at the close of business on December 1, 2008 unless earlier redeemed by the Company as described below.

         As soon as practicable after the Distribution Date, Rights Certificates will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date and, thereafter, the separate Rights Certificates alone will represent the Rights. Except for certain issuances in connection with outstanding options and convertible securities and as otherwise determined by the Board of Directors, only Common Shares issued prior to the Distribution Date will be issued with Rights.

         If a person becomes the beneficial owner of 15% or more of the Common Shares ("Flip-In Event"), each holder of a Right will have the right to receive, upon exercise, Common Shares having a value equal to two times the exercise price (Purchase Price) of the Right. Moreover, the Rights will not be exercisable until the Rights are no longer redeemable as described below. If the Company does not have enough authorized Common Shares to satisfy the exercise of the Rights, the Company will be required to substitute value in the form of cash, property, debt or equity securities, or a reduction of the Purchase Price, or any combination of the foregoing, in an aggregate amount equal to the value of the Common Shares which would otherwise be issuable. In addition, the Company may provide that, in lieu of payment of any exercise price by holders of the Rights, the Company will issue to such holders securities equal to the value of the spread between the exercise price and the value of the Common Shares. The Acquiring Person would not be permitted to exercise any Rights and any Rights held by such person (or certain transferees of such person) will be null and void and non-transferable.

         For example, at an exercise price of $70 per Right, each Right not owned by an Acquiring Person (or by certain related parties) following a Flip-In Event would entitle its holder to purchase $140 worth of Common Shares (or other consideration, as noted above) for $70. Assuming that the Common Shares had a per share value of $35 at such time, the holder of each valid Right would be entitled to purchase 4 Common Shares for $70. Alternatively, at the discretion of the Board of Directors, each Right following a Flip-In Event, without payment of the exercise price, would entitle its holder to Common Shares (or other consideration, as noted above) with a value of $70.

         If, following the Distribution Date, the Company is acquired in certain specified mergers or other business combinations (i.e., the Company does not survive or its Common Shares are changed or exchanged), or 50% or more of its assets or earning power (on a consolidated basis) is sold or transferred in one transaction or a series of related transactions ("Flip-Over Events"), each Right becomes a Right to acquire common stock of the other party to the transaction (or its ultimate parent in certain circumstances) having a value equal to two times the Purchase Price. As an enforcement mechanism, the Rights Agreement prohibits the Company from entering into any such transaction unless the other party agrees to comply with the provisions of the Rights.

         The Purchase Price payable and the number of Units of Preferred Shares or other securities or property issuable upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Shares, (ii) if holders of the Preferred Shares are granted certain rights or warrants to subscribe for Preferred Shares or convertible securities at less than the current market price of the Preferred Shares, or (iii) upon the distribution to holders of the Preferred Shares of evidences of indebtedness or assets (excluding regular quarterly cash dividends) or of subscription rights or warrants (other than those referred to above).

         With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments amount to at least 1% of the Purchase Price. No fractional Units will be issued and, in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Shares on the last trading date prior to the date of exercise.

         In general, the Company may redeem the Rights in whole, but not in part, at a price of $0.01 per Right, at any time prior to a Flip-In Event. Immediately upon the action of the Board of Directors ordering redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the $0.01 redemption price.

         Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights will not be taxable to shareholders or to the Company, shareholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for shares (or other consideration) of the Company or for common stock of the acquiring company as set forth above.

         As long as the Rights are redeemable, the Company may amend any provision of the Rights Agreement in any respect without the approval of the holders of the Rights. At any time when the Rights are no longer redeemable, the Company may amend the Rights Agreement without the approval of the holders of the Rights in order to cure any ambiguity, correct or supplement any provision which may be defective or inconsistent with any other provision, shorten or lengthen any time period, or change or supplement the provisions in any manner in which the Company may deem necessary or desirable; provided that no such supplement or amendment shall adversely affect the interests of the holders of the Rights, and no such amendment may cause the Rights again to become redeemable or cause the Rights Agreement again to become amendable other than in accordance with the terms of the original Rights Agreement.

         A copy of the Rights Agreement has been filed with the Securities and Exchange Commission as an Exhibit to a Registration Statement on Form 8-A. A copy of the Rights Agreement is available free of charge from the Company. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is incorporated herein by reference.